Exhibit 99.1

Consolidated Financial Statements

December 31, 2023 and 2022

CBOA Financial, Inc. and Subsidiary

CBOA Financial, Inc. and Subsidiary

Table of Contents

December 31, 2023 and 2022

Independent Auditor’s Report

To the Board of Directors and Stockholders

CBOA Financial, Inc. and Subsidiary

Tucson, Arizona

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of CBOA Financial, Inc. and Subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of income, comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Change in Accounting Principle

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of FASB Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as of January 1, 2023, using the modified retrospective approach with an adjustment at the beginning of the adoption period. Our opinion is not modified with respect to this matter.

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Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
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We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Phoenix, Arizona

May 24, 2024

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CBOA Financial, Inc. and Subsidiary

Consolidated Balance Sheets
December 31, 2023 and 2022

	2023	2022
Assets
Cash and cash equivalents	$45,336,008	$16,692,323
Securities available for sale “AFS” at amortized cost of $64,469,115, as of December 31, 2023, net of allowance for credit losses of $0 as of December 31, 2023	57,697,627	65,496,532
Federal Home Loan Bank “FHLB” stock, at cost	1,695,000	1,269,200
Loans	324,629,202	281,019,715
Allowance for credit losses	(3,854,713)	(3,716,207)
Loans, net	320,774,489	277,303,508
Leasehold improvements and equipment, net	1,704,541	1,927,873
Operating right-of-use assets	3,005,434	3,515,010
Deferred income taxes	2,585,554	2,611,630
Foreclosed and repossessed assets, net	—	3,122
Accrued interest receivable and other assets	1,982,885	2,106,951
TOTAL ASSETS	$434,781,538	$370,926,149
Liabilities and Stockholders’ Equity
Liabilities:
Deposits
Non-interest bearing	$95,730,127	$117,924,860
Interest-bearing	244,035,293	187,518,037
Total deposits	339,765,420	305,442,897
Federal Home Loan Bank “FHLB” advances	15,000,000	26,050,000
Federal Reserve Bank “FRB” advances	35,938,028	—
Operating lease liabilities	3,432,779	3,981,005
Subordinated debentures	5,155,000	5,155,000
Accrued interest payable and other liabilities	2,829,560	1,284,896
Total liabilities	402,120,787	341,913,798

Stockholders’ Equity
Common stock - $0.00 par value, authorized 50,000,000; 10,344,660 and 10,213,793 shares issued and outstanding, respectively	—	—
Additional paid-in capital	31,921,509	31,622,301
Retained earnings	5,907,675	3,481,532
Treasury stock	(166,050)	(166,050)
Accumulated other comprehensive loss	(5,002,383)	(5,925,432)
Total stockholders’ equity	32,660,751	29,012,351
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$434,781,538	$370,926,149

See Notes to Consolidated Financial Statements

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CBOA Financial, Inc. and Subsidiary

Consolidated Statements of Income

Years Ended December 31, 2023 and 2022

	2023	2022
Interest Income
Loans, including fees	$19,441,012	$13,832,848
Investment securities	1,414,232	1,293,635
Federal funds sold and other cash equivalents	985,381	571,076
	21,840,625	15,697,559
Interest expense:
Deposits	3,431,759	563,480
Subordinated debentures	364,014	181,200
Borrowings	1,716,719	85,611
Total interest expense	5,512,492	830,291
Net interest income before provision for credit losses	16,328,133	14,867,268
Provision for credit losses	—	37,199
Net interest income after provision for credit losses	16,328,133	14,830,069
Non-interest income:
Loan sale income	59,352	444,319
Service charges on deposit accounts	111,286	112,087
Write-down of other real estate and net loss of foreclosed assets	(690)	—
Other	162,135	302,968
Total non-interest income	332,083	859,374
Non-interest expense:
Compensation and related benefits	7,806,890	6,559,591
Occupancy and equipment	1,348,746	1,383,174
Data processing	1,424,056	1,228,201
Advertising	369,346	256,304
FDIC insurance	207,106	218,995
Loan collection and other real estate owned	11,259	35,014
Insurance	161,532	121,715
Other	2,056,703	1,214,011
Total non-interest expense	13,385,638	11,017,005
Net Income before Income Taxes	3,274,578	4,672,438
Income Tax Provision	848,435	1,210,198
Net Income	$2,426,143	$3,462,240
Earnings per Share
Basic	$0.23	$0.36
Diluted	$0.23	$0.35

See Notes to Consolidated Financial Statements

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CBOA Financial, Inc. and Subsidiary
Consolidated Statements of Comprehensive Income (Loss)

Years Ended December 31, 2023 and 2022

	2023	2022
Net Income attributable to common stockholders	$2,426,143	$3,462,240

Other Comprehensive Income (Loss), net of tax
Unrealized holding gains (losses) on securities available-for-sale	1,245,679	(7,410,668)

Other comprehensive income (loss) before tax	1,245,679	(7,410,668)

Tax effect	(322,631)	1,919,363

Total other comprehensive income (loss)	923,048	(5,491,305)

Comprehensive Income (Loss)	$3,349,191	$(2,029,065)

See Notes to Consolidated Financial Statements

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CBOA Financial, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2023 and 2022

						Accumulated
			Additional			Other	Total
	Common Stock		Paid-In	Retained	Treasury	Comprehensive	Stockholders’
	Shares	Par Value	Capital	Earnings	Stock	Income (Loss)	Equity
Balance, December 31, 2021	9,356,264	$—	$29,777,580	$19,292	$(166,050)	$(434,127)	$29,196,695
Stock warrants exercised	810,819	—	1,702,721	—	—	—	1,702,721
Stock compensation	46,710	—	142,000	—	—	—	142,000
Net income	—	—	—	3,462,240	—	—	3,462,240
Other comprehensive loss	—	—	—	—	—	(5,491,305)	(5,491,305)
Balance, December 31, 2022	10,213,793	—	31,622,301	3,481,532	(166,050)	(5,925,432)	29,012,351
Stock warrants exercised	102,485	—	215,219	—	—	—	215,219
Stock compensation	28,382	—	83,989	—	—	—	83,989
Net income	—	—	—	2,426,143	—	—	2,426,143
Other comprehensive income	—	—	—	—	—	923,048	923,048
Balance, December 31, 2023	10,344,660	$—	$31,921,509	$5,907,675	$(166,050)	$(5,002,383)	$32,660,751

See Notes to Consolidated Financial Statements

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CBOA Financial, Inc. and Subsidiary

Consolidated Statements of Cash Flows
Years Ended December 31, 2023 and 2022

	2023	2022
Cash Flow from Operating Activities
Net income attributable to common stockholders	$2,426,143	$3,462,240
Adjustments to reconcile net income to net cash flows provided by operating activities
Provision for credit losses	—	37,199
Depreciation and amortization	409,044	393,133
Realized (loss) on securities sold during the period	(788)	—
Net amortization of discounts and premiums on securities	594,077	1,121,607
Deferred income tax	(298,142)	1,007,225
Net of amortization on covered loans	93,148	(453,674)
Loss on sale/write-down of other real estate	690	—
Stock-based compensation expense	83,990	142,000
Net change in
Accrued interest receivable and other assets	124,062	(360,360)
Accrued interest payable and other liabilities	1,544,664	469,239
Operating lease liabilities	(38,650)	(312,476)
Net Cash Provided by Operating Activities	4,938,238	5,506,133

Cash Flow from Investing Activities

Loan originations and payments, net	(43,564,129)	(49,506,554)
Purchases of available-for-sale securities	(3,831,213)	(29,525,785)
Proceeds from the sale, prepayments and maturities of available-for-sale securities	12,284,099	10,096,319
Proceeds from sale of other real estate	2,432	1,378
Purchase of FHLB stock	(425,800)	(158,100)
Purchases of leasehold improvements and equipment	(185,712)	(206,307)
Net Cash Used in Investing Activities	(35,720,323)	(69,299,049)

Cash Flows from Financing Activities

Net change in deposits	34,322,523	168,860
Proceeds from exercise of stock warrants	215,219	1,702,721
Proceeds of borrowing from Federal Reserve Bank	35,938,028	—
Proceeds of (payments on) borrowing from Federal Home Loan Bank	(11,050,000)	26,050,000
Net Cash Provided by Financing Activities	59,425,770	27,921,401
Net Change in Cash and Cash Equivalents	28,643,685	(35,871,515)
Cash and Cash Equivalents at Beginning of Year	16,692,323	52,563,838
Cash and Cash Equivalents at End of Year	$45,336,008	$16,692,323
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$3,967,829	$774,103
Cash paid for income taxes	$878,089	$70,000

See Notes to Consolidated Financial Statements

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CBOA Financial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Note 1 - Significant Accounting Policies

Nature of Operations and Basis of Presentation

The consolidated financial statements include the accounts of CBOA Financial, Inc. and Subsidiary (“CBOA” or the “Company”) and its wholly-owned subsidiary, Commerce Bank of Arizona, Inc. (the “Bank”), an Arizona state-chartered bank incorporated in 2001.

The Bank provides financial services through its offices in Pima and Maricopa counties. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are commercial and commercial real estate loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses; construction loans are expected to be repaid from permanent financing on the completed property.

Principles of Consolidation

The consolidated financial statements include the accounts of CBOA Financial, Inc. and its wholly-owned subsidiary, Commerce Bank of Arizona, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

To prepare consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and future results could differ. The allowance for loan/credit losses is particularly subject to change.

Significant Group Concentrations of Credit Risk

Most of the Company’s loans are with customers within the state of Arizona. Concentrations of credit are present in commercial and commercial real estate. Loans for commercial and commercial real estate comprise approximately 28% and 63% of total loans for December 31, 2023, respectively. As of December 31, 2022, loans for commercial and commercial real estate comprise approximately 27% and 59% of total loans, respectively. The ability of the Company’s debtors to honor their obligations is dependent on the real estate and general economic condition in Arizona. Management is monitoring these concentrations on an on-going basis.

Cash and Due from Financial Institutions

For the purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which have original maturities of 90 days or less.

Balances in transaction accounts at other financial institutions may exceed amounts covered by federal deposit insurance. Management regularly evaluates the credit risk associated with other financial institutions and believes that the Company is not exposed to any significant credit risks on cash and cash equivalents.

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Investment Securities

The Company classifies its debt securities as held-to-maturity or available-for-sale. Securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Debt securities not classified as held-to-maturity are classified as available-for-sale and are carried at fair market value, with unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported as a component of stockholders’ equity. Equity securities are carried at fair value, with changes in fair value reported in net income. Equity securities without readily determinable fair values are carried at amortized cost and evaluated periodically for impairment.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Allowance for Credit Losses - Available-For-Sale Securities

For available-for-sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Changes in the allowance for credit losses are recorded as credit loss expense (or reversal). Losses are charged against the allowance when management believes the uncollectibility of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Accrued interest receivable on available-for-sale debt securities totaling $243,486 at December 31, 2023 is included in accrued interest receivable and other assets on the consolidated balance sheet and is excluded from the estimate of credit losses.

Fair Value Measurements

The Company determined the fair value of certain assets in accordance with the provisions of FASB Accounting Standards Codification Topic Accounting Standards Codification 820, Fair Value Measurements, which provides a framework for measuring fair value under generally accepted accounting principles.

Fair value is defined as the exchange price that would be received for an asset in the principal or most advantageous market for the asset in an orderly transaction between market participants on the measurement date. It is required that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. The Standard also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

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Level 1 inputs consist of quoted prices in active markets for identical assets that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset. Level 3 inputs are unobservable inputs related to the asset.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan/credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well- secured and in process of collection for all classes of loans. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified evaluated loans.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Purchased Credit Deteriorated (PCD) Loans

The Company has purchased loans, some of which have experienced more than insignificant credit deterioration since origination. The company considers the following characteristics of a loan that has experienced “more than insignificant credit deterioration”: 1) Financial assets that are delinquent as of the acquisition date. 2) Financial assets that have been downgraded since origination. 3) Financial assets that have been placed on nonaccrual status. PCD loans are recorded at the amount paid. An allowance for credit losses is determined using the same methodology as other loans held for investment. The initial allowance for credit losses determined on a collective basis is allocated to individual loans. The sum of the loan’s purchase price and allowance for credit losses becomes its initial amortized cost basis. The difference between the initial amortized cost basis and the par value of the loan is a noncredit discount or premium, which is amortized into interest income over the life of the loan. Subsequent changes to the allowance for credit losses are recorded through credit loss expense.

Allowance for Credit Losses

The allowance for credit losses (“ACL”) is a valuation allowance for current expected credit losses in the Company’s loan portfolio. Prior to January 1, 2023, the valuation allowance was established for probable and inherent credit losses. Loan losses are charged against the ACL when management believes that the collectability of a loan balance is unlikely. Subsequent recoveries, if any, are credited to the ACL. In determining the allowance, the company estimates credit losses over the loan’s entire contractual term, adjusted for expected prepayments when appropriate. The allowance estimate considers relevant available information from internal and external sources relating to historical loss experience; known and inherent risks in our portfolio; information about specific borrowers’ ability to repay; estimated collateral values; current economic conditions; reasonable and supportable forecasts for future conditions; and other relevant factors determined by management. To ensure that the ACL is maintained at an adequate level, a detailed analysis is performed on a quarterly basis and an appropriate provision is made to adjust the allowance. The entire ACL balance is available for any loan that, in management’s judgment, should be charged off.

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The determination of the ACL requires significant judgement to estimate credit losses. The ACL on loans is measured collectively on a pooled basis when similar risk characteristics exist, and on an individual basis when management determines that the loan does not share similar risk characteristics with other loans. The ACL on loans collectively evaluated is measured using the loss rate model. The Company has identified the following loan pools: commercial, commercial real estate, construction, consumer, residential real estate, land and lot, and home equity. Relevant risk characteristics for commercial, commercial real estate, construction, and land and lot loan pools include debt service coverage, loan-to-value ratios and financial performance. Relevant risk characteristics for residential real estate and consumer loan pools include credit scores, debt-to-income ratios, collateral type and loan-to-value ratios. A loss rate is calculated and applied to the pool utilizing a model that combines historical loss experience, and reasonable and supportable future economic forecasts to project lifetime losses. The loss rate is then combined with the loans balance and contractual maturity, adjusted for expected prepayments, to determine expected future losses. Future and supportable economic forecasts are based on national economic conditions and their reversion to the mean is implicit in the model and generally occurs over a period of two years.

Qualitative adjustments are made to the allowance calculated on collectively evaluated loans to incorporate factors not included in the model. Qualitative factors include but are not limited to, lending policies and procedures, the experience and ability of lending and other staff, the volume and severity of problem credits, quality of the loan review system, and other external factors.

Loans that exhibit different risk characteristics from the pool are individually evaluated for impairment. Loans can be identified for individual evaluation for a variety of reasons including delinquency, nonaccrual status, risk rating and loan modification. Accruing loans that exhibit different risk characteristics from their pool may also be within scope. On these loans, an allowance may be established so that the loan is reported, net, at the lower of (a) its amortized cost; (b) the present value of the loan’s estimated future cash flows using the loan’s existing rate; or (c) at the fair value of any loan collateral, less estimated disposal costs, if the loan is collateral dependent. Collateral dependency is determined using the practical expedient when: 1) the borrower is experiencing financial difficulty; and 2) repayment is expected to be provided substantially through the sale or operation of the collateral.

The Company has elected to not measure an ACL on accrued interest as it writes off accrued interest in a timely manner. Accrued interest on loans totaled $1.2 million at December 31, 2023 and are included in “Accrued interest receivable and other assets” on the balance sheet.

Allowance for Credit Losses - Unfunded Commitments

The ACL on unfunded commitments is a liability for credit losses on commitments to originate or fund loans, and standby letters of credit. It is included in “Accrued interest payable and other liabilities” on the consolidated balance sheets. Expected credit losses are estimated over the contractual period in which the Company is exposed to credit risk via a commitment that cannot be unconditionally canceled, adjusted for projected prepayments when appropriate. In addition, the estimate of the liability considers the likelihood that funding will occur. The ACL on unfunded commitments is adjusted through provision for credit losses on consolidated statements of income. Because the business processes and risks associated with unfunded commitments are essentially the same as loans, the Company uses the same process to estimate the liability.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished.

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Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Federal Home Loan Bank (FHLB) Stock

The FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Leasehold Improvements and Equipment

Leasehold improvements and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method, with useful lives ranging from 5 to 15 years. Leasehold improvements are depreciated over the lesser of the lease term plus lease extensions or useful life of the improvement.

Leases

Leases are classified as operating or finance leases at the lease commencement date. The Company leases certain locations and records the leases on the balance sheet in the form of a lease liability for the present value of future minimum payments under the lease terms, and a right-of-use asset equal to the lease liability adjusted for items such as deferred rent, lease incentives, and any impairment of the right-of-use asset. The discount rate used in determining the lease liability is based upon the incremental borrowing rates the Company could obtain for similar loans as of the date of commencement or renewal.

Other Real Estate Owned

Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Stock-Based Compensation

Stock-based compensation expense reflects the fair value of stock-based awards measured at the grant date and recognized over the relevant vesting period. Compensation expense is based on the value of the award as measured on the grant date.

Stock-based compensation expense is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. The Company’s accounting policy is to recognize forfeitures as they occur.

Advertising Costs

Advertising costs are expensed as incurred. Such costs totaled $369,346 for the year ended December 31, 2023, and $256,304 for the year ended December 31, 2022.

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Retirement Plan

Employee 401(k) expense is the amount of matching contributions. The Company has a discretionary matching policy and the matching percentage is approved annually by the Company’s Compensation Committee. In 2023, the Company matched 100% of the employee’s contribution up to 6% of the employee’s salary, resulting in expense of $242,341 for the year ended December 31, 2023. In 2022, the Company matched 100% of the employee’s contribution up to 4% of the employee’s salary, resulting in expense of $132,743 for the year ended December 31, 2022.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2023 and December 31, 2022, the unrecognized tax benefit accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense, if incurred.

Earnings Per Common Share

Basic earnings per common share represents income available to common stockholders divided by the weighted average number of common shares outstanding during each period presented. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock warrants and are determined using the treasury stock method.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income includes unrealized gains and losses on securities available-for-sale. Other comprehensive income (loss) is recognized as a separate component of equity.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the consolidated financial statements.

Restrictions on Cash

Effective March 26, 2020, the Federal Reserve announced the reduction of the reserve requirement ratio to zero percent across all deposit tiers. Depository institutions that were required to maintain deposits in a Federal Reserve Bank account to satisfy reserve requirements will no longer be required to do so and can use the additional liquidity to lend to individuals and businesses. It is the understanding of the Company that the Federal Reserve has no current plans to reinstate the reserve requirement; however, the Federal Reserve may adjust reserve requirement ratios in the future if conditions warrant.

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Revenue Recognition

Service Charges on Deposit Accounts

Service charges on deposit accounts consist of various fees charged to customers who hold deposit accounts at the Bank, such as monthly service charges and NSF fees. Service charges are recognized at a point in time, as they are earned at the point a triggering event occurs. The performance obligation is completed as the transaction occurs and fees are recognized at the time each specific service is provided to a customer.

Interchange Income

The Bank earns interchange fees from debt card holder transactions through a payment network, Interchange fees represent a percentage of the underlying transaction value. The performance obligation is satisfied at the date of the transaction. Interchange income is included in other non-interest income on the consolidated statements of income. For the year ended December 31, 2023, interchange income was $132,781 and $140,000 for the year ended December 31, 2022.

Gains/ Losses on Sales of Other Real Estate Owned (OREO)

The Bank records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Bank finances the sale of OREO to the buyer, the Bank assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, the Bank adjusts the transaction price and related gain (loss) on sale if a significant financing component is present. Gains and losses on OREO are included in other non-interest income on the consolidated statements of income. For the years ended December 31, 2023 and 2022, losses on OREO were $690 and $0, respectively.

ASU 2016-13, Financial Instruments – Credit Losses (Topic 326)

ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments--The ASU changes accounting for credit losses on loans receivable and debt securities from an incurred loss methodology to an expected credit loss methodology. Among other things, ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Accordingly, ASU 2016-13 requires the use of forward-looking information to form credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, though the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, ASU 2016-13 amends the accounting for credit losses on debt securities and purchased financial assets with credit deterioration. In November, 2019, the FASB issued ASU 2019-10, which delayed the effective date for ASU 2016-13 for smaller reporting companies, resulting in ASU 2016-13 becoming effective in the first quarter of 2023 for the Company. Earlier adoption was permitted; however, the Company elected not to adopt the ASU early.

The Company formed a cross-functional team to implement ASU 2016-13. Key objectives of the team included selecting a loss estimation methodology, establishing processes and controls, data validation, creation of supporting analytics, documentation of policies and procedures, and developing disclosures. As previously disclosed, the Company is utilizing a third-party model to assist in loss estimation including pooling loans with similar risk characteristics and modeling methodologies.

The Company adopted ASU 2016-13 using the modified retrospective approach effective January 1, 2023.

15

Results for the periods beginning on and after January 1, 2023 are presented under ASU 2016-13 while prior period amounts are reported in accordance with previously applicable accounting standards. There was no cumulative effect change as a result of adopting ASC 326/ASU 2016-13.

ASU 2022-02, Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures - The ASU addresses and amends areas identified by the FASB as part of its post- implementation review of the accounting standard that introduced the current expected credit losses model. The amendments eliminate the accounting guidance for troubled debt restructurings by creditors that have adopted the current expected credit losses model and enhance the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require disclosure of current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. The company adopted ASU 2022-02 in conjunction with ASU 2016-13 on January 1, 2023 using the prospective approach.

Business Combination

The Company entered into a definitive merger agreement with Bancorp 34, Inc. on April 26, 2023, which was executed and finalized March 19, 2024. Under the terms of the agreement, CBOA Financial, Inc. shareholders received 0.2628 shares of Bancorp 34, Inc. common stock for each share of CBOA Financial, Inc. common stock they own, and the deal had an aggregate deal value of approximately $28 million. Bancorp 34, Inc. shareholders own approximately 65% of the proforma company, and CBOA Financial, Inc. shareholders own approximately 35% of the proforma company.

16

Note 2 - Securities

The amortized cost and fair value of securities at December 31, 2023 and December 31, 2022, and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) for available-for-sale securities:

December 31, 2023	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Allowance for Credit Losses
Available-for-Sale
Commercial mortgage backed securities	$24,730,159	$—	$(2,619,407)	$22,110,752	$—
Residential mortgage backed securities	28,851,678	4,282	(3,089,605)	25,766,355	—
U.S. Government and federal agency	9,387,278	42,947	(881,435)	8,548,790	—
Corporate bonds	1,500,000	—	(228,270)	1,271,730	—

	$64,469,115	$47,229	$(6,818,717)	$57,697,627	$—

December 31, 2022
Available-for-Sale
Commercial mortgage backed securities	$23,984,315	$—	$(2,887,968)	$21,096,347
Residential mortgage backed securities	40,374,106	48,544	(3,944,152)	36,478,498
U.S. Government and federal agency	7,655,281	—	(1,065,853)	6,589,428
Corporate bonds	1,500,000	—	(167,741)	1,332,259

	$73,513,702	$48,544	$(8,065,714)	$65,496,532

The amortized cost and fair value of commercial and residential mortgage backed securities maturity is estimated using an average life with expected prepayment speeds and all other debt securities are based on contractual maturity at December 31, 2023 and 2022 follows:

	December 31, 2023		December 31, 2022
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Available-for-Sale
Due in less than one year	$—	$—	$—	$—
Due one to five years	15,430,760	14,103,207	36,121,288	33,023,758
Due five through ten years	31,499,974	28,243,207	33,502,397	29,191,365
Due after ten years	17,538,381	15,351,213	3,890,017	3,281,409
	$64,469,115	$57,697,627	$73,513,702	$65,496,532

For the years ended December 31, 2023 and 2022, proceeds from sales of securities available for sale amount to approximately $5,690,334 and $0, respectively. Realized losses were approximately $788 and $0 for the years ended December 31, 2023 and 2022, respectively.

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The following table summarizes the investment securities with unrealized losses at December 31, 2023 and 2022, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less than 12 Months		Over 12 Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
December 31, 2023
Available-for-Sale
Commercial mortgage backed securities	$—	$—	$(2,619,407)	$22,110,755	$(2,619,407)
Residential mortgage backed securities	—	—	(3,089,605)	24,560,448	(3,089,605)
U.S. Government and federal agency	—	—	(881,435)	7,026,384	(881,435)
Corporate bonds	—	—	(228,270)	1,271,730	(228,270)
	$—	$—	$(6,818,717)	$54,969,317	$(6,818,717)

December 31, 2022
Available-for-Sale
Commercial mortgage backed securities	$(681,223)	$6,219,712	$(2,206,745)	$14,876,635	$(2,887,968)
Residential mortgage backed securities	(1,794,348)	22,288,272	(2,149,804)	10,305,042	(3,944,152)
U.S. Government and federal agency	(208,189)	1,196,953	(857,664)	5,392,475	(1,065,853)
Corporate bonds	—	—	(167,741)	1,332,259	(167,741)
	$(2,683,760)	$29,704,937	$(5,381,954)	$31,906,411	$(8,065,714)

Unrealized losses on bonds have not been recognized into income because the bonds are of high credit quality (rated A or higher), management does not intend to sell and it is not more likely than not that management will be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the bonds approach their maturity date or re-pricing date. At December 31, 2023, no ACL was established for Available-For-Sale securities.

Securities are sometimes pledged to secure repurchase agreements and borrowing lines of credit. Securities totaling $36,880,385 and $0 pledged to the Fed Bank Term Funding Program (“BTFP”) at December 31, 2023 and December 31, 2022 respectively.

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Note 3 - Loans

Loans at December 31, 2023 and 2022 were as follows:

	2023	2022
Commercial	$91,815,782	$76,649,512
Commercial real estate	206,010,203	166,878,498
Construction	21,842,884	31,777,113
Consumer	14,840	12,606
Residential real estate	581,318	972,916
Land and lot	3,733,817	3,505,482
Home equity	1,703,949	2,354,182

Total loans	325,702,793	282,150,309

Less
Deferred loan fees, net	(1,073,591)	(1,130,594)
Allowance for credit/loan losses	(3,854,713)	(3,716,207)

Loans, net	$320,774,490	$277,303,508

Overdraft deposits of $1,001 and $381 as of December 31, 2023 and 2022, respectively, have been classified from deposits and included in consumer loans.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes all loans individually by classifying the loans as to credit risk. This analysis includes all loans and is performed at origination and updated at renewal or whenever the loan is contractually past due or out of compliance with any loan terms. This risk category was added to better assess the quality of the loan portfolio. The Company uses the following definitions for risk ratings:

Pass – Loans classified as pass represent loans that are evaluated and are performing under the stated terms. Pass rated assets are analyzed by the paying capacity, the current net worth, and the value of the loan collateral of the obligor.

Watch – Loans classified as watch are pass grade loans, which for one reason or another may require the attention of management. Reasons may include, but are not limited to, weakening repayment sources, adverse industry trends, concerns regarding concentrations of credit, or weakened evaluations by account officers. While the status of a loan put on this list may not technically trigger their classification as Substandard, it is considered a proactive way to identify potential issues and address them before the situation deteriorates further and does result in a loss for the Company.

Special Mention – Loans classified as special mention exhibit deficiencies that may be enough to constitute a credit risk but are protected to the degree that no loss is anticipated. Assets in this category are currently protected but are potentially weak. While the status of a loan put on this list may not technically trigger their classification as Substandard, it is considered a proactive way to identify potential issues and address them before the situation deteriorates further and does result in a loss for the Company.

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Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

	Amortized Cost by Origination Year
	2023	2022	2021	2020	2019	Prior	Revolving	Revolving to Term	Total
Commercial
Pass	$17,981,710	$20,244,598	$8,414,876	$3,810,087	$925,332	$4,611,346	$26,132,942	$—	$82,120,891
Watch	511,852	2,831,587	529,910	39,687	—	297,328	1,870,066	—	6,080,430
Special Mention	—	—	842,992	—	—	—	90,000	—	932,992
Substandard	—	2,681,469	—	—	—	—	—	—	2,681,469
Doubtful	—	—	—	—	—	—	—	—	—
Total	18,493,562	25,757,654	9,787,778	3,849,774	925,332	4,908,674	28,093,008	—	91,815,782
Current period gross chargeoffs	—	—	—	—	—	—	—	—	—

Commercial real estate
Pass	47,118,211	44,383,436	47,681,350	21,069,293	9,229,701	35,633,837	318,791	—	205,434,619
Watch	—	—	—	—	—	—	—	—	—
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	575,584	—	—	575,584
Doubtful	—	—	—	—	—	—	—	—	—
Total	47,118,211	44,383,436	47,681,350	21,069,293	9,229,701	36,209,421	318,791	—	206,010,203
Current period gross chargeoffs	—	—	—	—	—	—	—	—	—

Construction
Pass	6,114,162	7,285,467	3,522,841	1,082,470	—	—	1,654,360	—	19,659,300
Watch	2,183,584	—	—	—	—	—	—	—	2,183,584
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Total	8,297,746	7,285,467	3,522,841	1,082,470	—	—	1,654,360	—	21,842,884
Current period gross chargeoffs	—	—	—	—	—	—	—	—	—

Consumer
Pass	1,021	—	—	—	1,717	—	12,102	—	14,840
Watch	—	—	—	—	—	—	—	—	—
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Total	1,021	—	—	—	1,717	—	12,102	—	14,840
Current period gross chargeoffs	—	—	—	—	—	—	—	—	—
20

	Amortized Cost by Origination Year
	2023	2022	2021	2020	2019	Prior	Revolving	Revolving to Term	Total
Residential real estate
Pass	—	—	—	—	—	$581,318	—	—	$581,318
Watch	—	—	—	—	—	—	—	—	—
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	581,318	—	—	581,318
Current period gross chargeoffs	—	—	—	—	—	—	—	—	—

Land and lot
Pass	504,983	1,236,122	619,910	—	—	154,808	—	—	2,515,823
Watch	—	—	—	—	—	—	—	—	—
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	1,217,994	—	—	1,217,994
Doubtful	—	—	—	—	—	—	—	—	—
Total	504,983	1,236,122	619,910	—	—	1,372,802	—	—	3,733,817
Current period gross chargeoffs	—	—	—	—	—	—	—	—	—

Home equity
Pass	—	—	—	—	—	211,941	1,492,008	—	1,703,949
Watch	—	—	—	—	—	—	—	—	—
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	211,941	1,492,008	—	1,703,949
Current period gross chargeoffs	—	—	—	—	—	—	—	—	—

Total Loans	$74,415,523	$78,662,679	$61,611,879	$26,001,537	$10,156,750	$43,284,156	$31,570,269	$—	$325,702,793
Total current period gross chargeoffs	—	—	—	—	—	—	—	—	—

Based on the most recent analysis performed, the risk category of loans by class of loans as of December 31, 2022 was as follows:

December 31, 2022	Pass	Watch	Special Mention	Substandard	Doubtful	Total
Commercial	$72,087,746	$2,261,130	$2,300,636	$—	$—	$76,649,512
Commercial real estate	166,878,498	—	—	—	—	166,878,498
Construction	31,777,113	—	—	—	—	31,777,113
Consumer	12,606	—	—	—	—	12,606
Residential real estate	972,916	—	—	—	—	972,916
Land and lot	2,259,288	1,246,194	—	—	—	3,505,482
Home equity	2,354,182	—	—	—	—	2,354,182
	$276,342,349	$3,507,324	$2,300,636	$—	$—	$282,150,309

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Allowance for Credit Losses - On January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial instruments and transitioned to the Current Expected Credit Loss (“CECL”) model to estimate losses based on the lifetime of the loan. Under the new methodology, the ACL is comprised of collectively evaluated and individually evaluated components. The allowance for credit losses (“ACL”) represents the Company’s best estimate of the reserve necessary to adequately account for probable losses expected over the remaining life of the assets. The provision for credit losses is the charge against current earnings that is determined by the Company as the amount needed to maintain an adequate allowance for credit losses. In determining the adequacy of the allowance for credit losses, and therefore the provision to be charged to current earnings, the Company relies predominantly on a disciplined credit review and approval process that extends to the full range of the Company’s credit exposure. The review process is directed by the overall lending policy and is intended to identify, at the earliest possible stage, the borrowers who might be facing financial difficulty. Factors considered by the company in evaluating the overall adequacy of the allowance include historical net loan losses, the level and composition of nonaccrual, past due and modifications, trends in volumes and terms of loans, effects of changes in risk selection and underwriting standards or lending practices, lending staff changes, concentrations of credit, industry conditions and the current economic conditions in the region where the Company operates. The Company estimates the appropriate level of allowance for credit losses by evaluating loans collectively on a pooled basis when similar risk characteristics exist, and on an individual basis when management determines that a loan does not share similar risk characteristics with other loans.

The following table presents the activity in the allowance for credit losses (“ACL”) - loans by portfolio segment for the year ended December 31, 2023:

		Commercial			Residential	Land	Home
	Commercial	Real Estate	Construction	Consumer	Real Estate	and Lot	Equity	Total
Allowance for credit losses - Loans:
ACL - Loans, at beginning of year	$728,695	$2,449,412	$482,314	$74	$8,269	$27,433	$20,010	$3,716,207
Cumulative effect of ASU 2016-13 adoption	—	—	—	—	—	—	—	—
Chargeoffs	—	—	—	—	—	—	—	—
Recoveries	6	—	—	—	—	—	138,500	138,506
Additions to ACL - Loans via provision for credit losses charged to operations	—	—	—	—	—	—	—	—
ACL - Loans, at end of year	$728,701	$2,449,412	$482,314	$74	$8,269	$27,433	$158,510	$3,854,713

Allowance for Credit Losses - Unfunded Commitments:

In addition to the ACL - Loans, the Company had an ACL - Unfunded Commitments of $142,000 at December 31, 2023 and $142,000 at December 31, 2022, classified in accrued interest payable and other liabilities on the consolidated balance sheets. The following table presents the balance and activity in the ACL – Unfunded Commitments for the years ended December 31, 2023 and 2022.

	December 31, 2023	December 31, 2022
ACL - Unfunded commitments - beginning of period	$142,000	$142,000
Cumulative effect of ASU 2016-13 adoption	—	—
Additions to ACL - Unfunded commitments via provision for credit losses charged to operations	—	—
ACL - Unfunded commitments - end of period	$142,000	$142,000
22

Provision for credit losses - The provision for credit/loan losses is determined by the Company as the amount to be added to the ACL/ALLL loss accounts for various types of financial instruments (including loans and off- balance sheet credit exposures) after net charge-offs have been deducted to bring the ACL/ALLL to a level that, in managements judgement, is necessary to absorb expected credit losses over the lives of the respective financial instruments. The following table presents the components of the provision for credit/loan losses.

	December 31, 2023	December 31, 2022
Provision for credit/loan losses on:
Loans	$—	$37,199
Unfunded commitments	—	—
ACL - Unfunded commitments - end of period	$—	$37,199

Allowance for Loan Losses - Prior to the adoption of ASU 2016-13, the Allowance for Loan Losses (“ALL”) represented management’s estimate of probable and inherent credit losses in the Bank’s loan portfolio. Estimating the amount of the ALL required the exercise of significant judgment and the use of estimates related to the amount and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on historical loss experience, and consideration of other qualitative factors such as current economic trends and conditions, all of which may have been susceptible to significant change.

There were many factors affecting the ALL; some were quantitative, while others required qualitative judgment. The process for determining the ALL (which management believed adequately considered potential factors which resulted in probable credit losses), included subjective elements and, therefore, may have been susceptible to significant change. To the extent actual outcomes differed from management estimates, additional provision for loan losses could have been required that could have adversely affected the Company’s earnings or financial position in future periods. Allocations of the ALL may have been made for specific loans but the entire ALL was available for any loan that, in management’s judgment, should have been charged-off or for which an actual loss was realized.

As an integral part of their examination process, various regulatory agencies also reviewed the Bank’s ALL. Such agencies may have required that changes in the ALL be recognized when such regulators’ credit evaluations differed from those of our management based on information available to the regulators at the time of their examinations.

The following table presents the activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2022 and the balance in the allowance of loan losses and the recorded investment in loans by portfolio segment based on impairment method as of December 31, 2022:

23

		Commercial			Residential		Home
	Commercial	Real Estate	Construction	Consumer	Real Estate	Land and Lot	Equity	Total
Allowance for credit losses
Beginning balance	$809,561	$1,892,496	$554,879	$586	$20,826	$31,531	$10,121	$3,320,000
Provision for (reduction in) credit losses	(205,064)	366,655	(72,565)	(512)	(55,600)	(5,604)	9,889	37,199
Loans charged-off	(27,957)	—	—	—	—	—	—	(27,957)
Recoveries	152,155	190,261	—	—	43,043	1,506	—	386,965

Total ending allowance balance	$728,695	$2,449,412	$482,314	$74	$8,269	$27,433	$20,010	$3,716,207

Individually evaluated for impairment	$28,000	$26,000	$—	$—	$—	$—	$—	$54,000
Collectively evaluated for impairment	700,695	2,415,856	482,314	74	8,269	25,671	20,010	3,652,889
Acquired with deteriorated credit quality	—	7,556	—	—	—	1,762	—	9,318

Total ending allowance balance	$728,695	$2,449,412	$482,314	$74	$8,269	$27,433	$20,010	$3,716,207

Loans receivables
Individually evaluated for impairment	$508,896	$542,617	$—	$—	$—	$1,246,194	$—	$2,297,707
Collectively evaluated for impairment	76,140,616	165,706,212	31,777,113	12,606	972,916	2,083,106	2,354,182	279,046,751
Acquired with deteriorated credit quality	—	629,669	—	—	—	176,182	—	805,851

Total ending loan balance	$76,649,512	$166,878,498	$31,777,113	$12,606	$972,916	$3,505,482	$2,354,182	$282,150,309
24

The following table summarizes the aging of the recorded investment in past due loans as of December 31, 2023 and 2022 by class of loans. It is inclusive of purchased credit impaired (“PCI”) loans measured from their contractual due date:

	30 - 59 Days	60 - 89 Days	Greater than 90	Total	Loans Not
December 31, 2023	Past Due	Past Due	Days Past Due	Past Due	Past Due	Total
Commercial	$—	$—	$—	$—	$91,815,782	$91,815,782
Commercial real estate	—	—	—	—	206,010,203	206,010,203
Construction	—	—	—	—	21,842,884	21,842,884
Consumer	—	—	—	—	14,840	14,840
Residential real estate	—	—	—	—	581,318	581,318
Land and lot	—	—	—	—	3,733,817	3,733,817
Home equity	—	—	—	—	1,703,949	1,703,949
	$—	$—	$—	$—	$325,702,793	$325,702,793

	30 - 59 Days	60 - 89 Days	Greater than 90	Total	Loans Not
December 31, 2022	Past Due	Past Due	Days Past Due	Past Due	Past Due	Total
Commercial	$—	$—	$—	$—	$76,649,512	$76,649,512
Commercial real estate	—	—	—	—	166,878,498	166,878,498
Construction	—	—	—	—	31,777,113	31,777,113
Consumer	—	—	—	—	12,606	12,606
Residential real estate	—	—	—	—	972,916	972,916
Land and lot	—	—	—	—	3,505,482	3,505,482
Home equity	—	—	—	—	2,354,182	2,354,182
	$—	$—	$—	$—	$282,150,309	$282,150,309

Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans, inclusive of purchased credit impaired loans, as of December 31, 2023 and 2022:

	Nonaccrual		Loans Past Due Over 90 Days Still Accruing
	2023	2022	2023	2022
Commercial	$1,152,624	$—	$—	$—
Commercial real estate	575,584	—	—	—
Construction	—	—	—	—
Consumer	—	—	—	—
Residential real estate	—	—	—	—
Land and lot	—	—	—	—
Home equity	—	—	—	—
	$1,728,208	$—	$—	$—
25

As of December 31, 2023 there were four nonaccrual loans, none of which was past due 90 days, and there were no nonaccrual loans or loans past due 90 days as of December 31, 2022. Interest income on nonaccrual loans for the years December 31, 2023 and 2022 totaled $19,000 and $0, respectively. All nonaccrual loans have an ACL reserve.

Collateral Dependent Loans - A loan is considered to be collateral dependent when, based upon management’s assessment, the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral. For collateral dependent loans, expected credit losses are based on the fair value of the collateral at the balance sheet date, with consideration for estimated selling costs if satisfaction of the loan depends on the sale of the collateral.

The following table presents the amortized cost basis of collateral dependent loans by portfolio segment and collateral type that were individually evaluated to determine expected credit losses and the related allowance for credit losses as of December 31, 2023.

Collateral Type
December 31, 2023	Real Estate	Other Assets	Total	Without an Allowance	With an Allowance	Allowance Allocation
Commercial	$—	$—	$—	$—	$—	$—
Commercial real estate	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Residential real estate	—	—	—	—	—	—
Land and lot	1,217,994	—	1,217,994	1,217,994	—	—
Home equity	—	—	—	—	—	—
Total	$1,217,994	$—	$1,217,994	$1,217,994	$—	$—
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The following tables present information related to impaired loans excluding net deferred loan fees by class of loans as of and for the year ended:

December 31, 2022	Unpaid Principal Balance (1)	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded
Commercial	$—	$—	$—	$—	$—
Commercial real estate	56,730	53,185	—	53,160	3,021
Construction	—	—	—	—	—
Consumer	—	—	—	—	—
Residential real estate	—	—	—	—	—
Land and lot	1,246,194	1,246,194	—	1,098,662	64,832
Home equity	—	—	—	—	—
	1,302,924	1,299,379	—	1,151,822	67,853
With an allowance recorded
Commercial	508,896	508,896	28,000	549,303	25,062
Commercial real estate	529,039	489,432	26,000	489,433	28,195
Construction	—	—	—	—	—
Consumer	—	—	—	—	—
Residential real estate	—	—	—	—	—
Land and lot	—	—	—	—	—
Home equity	—	—	—	—	—
	$1,037,935	$998,328	54,000	1,038,736	53,257

	$2,340,859	$2,297,707	$54,000	$2,190,558	$121,110

(1) Represents the borrower’s loan obligation, gross of any previously charged-off amounts.

Related Party Loans

During the normal course of business, the Bank enters into loans with related parties, including executive officers and directors. These loans are made with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers:

	Years ended December 31,
	2023	2022
Balance, beginning of period	$2,603,206	$2,794,017
Disbursements	—	10,000
Amounts repaid	(270,686)	(180,811)
Effect of changes in composition of related parties	—	—
Balance, end of period	$2,332,520	$2,603,206
Undisbursed commitments to related parties	$600,000	$540,000

None of these loans are past-due, on non-accrual status, or have been restructured to provide a reduction of deferred fees or interest or principal because of deterioration of the financial position of the borrower. There were no loans to the related party that were considered classified loans as of December 31, 2023 and 2022.

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Loan Modifications

The Company adopted ASU 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures on January 1, 2023. The amendments in this ASU eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables-Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. The amendments in this ASU were applied prospectively, and therefore, loan modification and charge off information is provided for only those items occurring after the January 1, 2023 adoption date.

Based on the guidance in ASU 2022-02, a loan modification or refinancing results in a new loan if the terms of the new loan are at least as favorable to the lender as the terms with customers with similar collection risks that are not refinancing or restructuring their loans and the modification to the terms of the loan are more than minor. If a loan modification or refinancing does not result in a new loan, it is classified as a loan modification.

There are additional disclosures for modification of loans with borrowers experiencing financial difficulty that result in a direct change in the timing or amount of contractual cash flows. The disclosures are applicable to situations where there is interest rate reduction, term extensions, principal forgiveness, other-than-insignificant payment delays, or a combination of any of these items. The Company had two loan modification to borrowers experiencing financial difficulties in the year ended December 31, 2023 with a book balance of $1,152,624. The first loan modification included in commercial loans had a forbearance agreement that will allow interest only payments through the end of 2023 with scheduled P&I payments to resume in January 2024. The first loan modification has not been past due over the last twelve months and made up 0.8% of commercial loans. The second loan modification included in commercial loans had a deferment which allowed three months of payment deferment until January 2024, then three months of interest only payments with regular payments to resume May 1, 2024. The second loan modification has not been past due over the last twelve months and made up 0.4% of commercial loans. There were no payment defaults on modified loans that occurred during 2023.

Troubled Debt Restructurings (TDRs)

Loans whose terms have been modified in troubled debt restructurings totaled $508,896 as of December 31, 2022. The Company allocated $28,000 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2022.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

Modifications involving a reduction of the stated interest rate of the loan were for periods ranging from 12 months to 20 years. Modifications involving an extension of the maturity date were for periods ranging from 12 months to 20 years.

There were no troubled debt restructurings during the years ended December 31, 2022.

There were no payment defaults for any TDR loans during December 31, 2022.

A TDR loan is deemed to have a payment in default when it becomes 90 days past due, goes on non-accrual, or is restructured again. Payment defaults, along with other qualitative indicators are considered by management in the determination of the allowance for credit losses.

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Purchased Credit Deteriorated Loans

The Company has purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount as of December 31 of those loans is as follows:

	2023	2022
Commercial real estate	$539,068	$629,669
Land and lot	82,863	176,182

Outstanding balance	$621,931	$805,851

Carrying amount, net allowance of $5,475 and $9,318	$616,456	$796,533

For those purchased loans disclosed above, the Company decreased the allowance for credit/loan losses by $3,843 and $7,126 for the years ended December 31, 2023 and 2022, respectively.

The following table presents loans purchased and sold during the year ended December 31, 2023 by portfolio segment:

	Commercial	Commercial Real Estate	Construction	Consumer	Residential Real Estate	Land and Lot	Home Equity	Total
Purchases	$6,566,541	$2,043,453	$2,183,584	$—	$—	$491,546	$—	$11,285,124
Sales	26,980,326	8,685,669	—	—	—	—	—	35,665,995

Note 4 - Leasehold Improvements and Equipment, Net

Leasehold improvements and equipment at December 31, 2023 and 2022 consisted of the following:

	2023	2022
Leasehold improvements	$1,509,543	$1,504,072
Furniture and equipment	1,805,808	1,625,567
Outstanding balance	3,315,351	3,129,639
Accumulated depreciation and amortization	(1,610,810)	(1,201,766)

	$1,704,541	$1,927,873

Depreciation and amortization expense totaled $409,044 and $393,133 for the years ended December 31, 2023 and 2022, respectively.

Note 5 - Leases

The Company leases certain branch locations for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2032 and generally include renewal options. All other leases include increases in future minimum annual rental payments based on fixed rates or fixed percentages. Also, the agreements generally require the Company to pay real estate taxes, insurance, and repairs.

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The weighted-average discount rate is based on the discount rate implicit in the lease, or if the implicit rate is not readily determinable from the lease, then the Company estimates an applicable incremental borrowing rate. The incremental borrowing rate is estimated using the Company’s applicable borrowing rates and the contractual lease term.

The Company has elected the short-term lease exemption for all leases with a term of 12 months or less for both existing and ongoing operating leases to not recognize the asset and liability for these leases. Lease payments for short-term leases are recognized on a straight-line basis.

The Company elected the practical expedient to not separate lease and non-lease components for its branch locations.

The total operating lease costs for the years ended December 31, 2023 and 2022 were $694,586 and $653,770, respectively.

The following table summarizes the supplemental cash flow information for the years ended December 31, 2023 and 2022:

	2023	2022
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	$693,771	$783,919

The following summarizes the weighted-average remaining lease term and weighted-average discount rate:

	2023	2022
Weighted-average remaining lease term Operating leases	5.88 years	6.87 years

Weighted-average discount rate Operating leases	1.77%	1.73%
30

The future minimum lease payments under noncancelable operating leases with terms greater than one year are listed below as of December 31, 2023:

Years ended December 31
2024	$688,521
2025	646,908
2026	565,758
2027	428,104
2028	284,909
Thereafter	728,414

Total lease payments	3,342,614
Less interest	90,166

Present value of lease liabilities	$3,432,780

Note 6 - Other Real Estate Owned

Other real estate owned activity for the years ended December 31, 2023 and 2022 was as follows:

	2023	2022
Beginning balance	$3,122	$4,500
Proceeds from sales of real estate owned	(2,432)	(1,378)
Direct write-downs and gains (losses) on sales	(690)	—

End of year	$—	$3,122

There was no valuation allowance on other real estate owned as of December 31, 2023 and 2022.

Note 7 - Interest Bearing Deposits

A summary of interest-bearing deposits follows:

	2023	2022
Interest bearing demand	$40,305,052	$49,901,846
Savings	8,323,071	14,015,490
Money market	111,217,826	77,185,209
Certificates of deposit, $250,000 and over	27,204,585	11,120,505
Other certificates of deposits	56,984,759	35,294,987

Total interest-bearing deposits	$244,035,293	$187,518,037
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At December 31, 2023, scheduled maturities of certificates of deposit are as follows:

2024	$79,949,844
2025	1,611,548
2026	360,883
2027	458,535
2028 and thereafter	1,808,534

$84,189,344

Deposits from directors, executive officers and related companies or individuals totaled $6,947,618 and $3,295,836 at December 31, 2023 and 2022, respectively.

Note 8 - Federal Home Loan Bank and Other Borrowings

A summary of Federal Home Loan Bank advances and other borrowings at December 31, 2023 and 2022 is as follows:

	December 31, 2023			December 31, 2022
	Maturity	Amount	Rate Range	Maturity	Amount	Rate Range
Federal Home Loan Bank Advances	2024	$15,000,000	5.70%	January 1, 2023	$26,050,000	4.65%
Federal Reserve Bank Advances	2024	35,938,028	4.83%-4.96%		—

For the years ended December 31, 2023 and 2022 the Bank had two available federal funds lines of credit. One with Bankers Bank of the West, totaling $5,000,000, and a second with BMO Harris, totaling $8,000,000. Interest rates on these borrowings are based on rates in effect at the time funds are requested. Borrowings under these agreements are unsecured. There were no borrowings outstanding at December 31, 2023 and 2022 under either of these agreements.

The Bank has collateralized borrowing arrangements with the Federal Reserve Bank of San Francisco. Under the first arrangement, qualified loans are pledged, and funds may be borrowed at amounts up to the collateral value at the Federal Reserve Bank’s risk adjusted discount rate. The Bank has pledged loans with a book value of $20,837,570 and collateral value of $13,626,529 as of December 31, 2023. The outstanding balance on this line of credit was $0 at December 31, 2023 and 2022. Under the second arrangement, qualified securities are pledged, and funds may be borrowed at amounts up to the par value at the Federal Reserve Bank’s Bank Term Funding Program rate. The Bank has pledged securities with a par value of $36,436,367 as of December 31, 2023. The outstanding balance on this line of credit was $35,938,028 and $0 as of December 31, 2023 and 2022, respectively.

The Bank is eligible to borrow from the Federal Home Loan Bank of San Francisco based upon the level of pledged collateral. The Bank pledges certain loan types under a blanket pledge agreement. At December 31, 2023, the Bank pledged $81,700,628 as collateral. At December 31, 2023, the maximum amount the Bank is eligible to borrow is $55,788,305. This line of credit bears an interest rate of 5.70% as of December 31, 2023. The outstanding balance on this line of credit was $15,000,000 and $26,050,000 at December 31, 2023 and 2022, respectively.

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Note 9 - Subordinated Debentures

In November 2005, CBOA Financial Statutory Trust #1, a trust formed by the Company, closed a pooled private offering of 5,000 trust preferred securities with a liquidation amount of $1,000 per security. The Company made a required equity contribution of $155,000 to form the trust and the Company issued $5,000,000 of subordinated debentures to the trust in exchange for ownership of all the common security of the trust and the proceeds of the preferred securities sold by the trust. The Company is able to redeem the subordinated debentures, in whole or in part, in a principal amount with integral multiples of $1,000, on or after April 7, 2009 at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature in 2036. The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the trust indenture. The Company has the option to defer interest on payments on the subordinated debentures from time to time, for a period not to exceed five consecutive years. The Bank has elected not to defer interest payments on the subordinated debentures. The Bank had interest payable of $39,938 and $35,696 as of December 31, 2023 and December 31, 2022, respectively.

The trust preferred securities may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The trust preferred securities and subordinated debentures had a fixed rate of 6.75% through February 23, 2011, and a variable rate of interest, reset quarterly on the 23rd of each February, May, August, and November, equal to the sum of the three-month London Interbank Offered Rate (LIBOR) plus 1.70% thereafter (3 month LIBOR was replaced by 3 month CME term SOFR following June 2023). As of December 31, 2023 and 2022, based on the formula previously described, the rate was 7.34% and 6.39%, respectively. CBOA’s investment in the common stock of the trust was $155,000 and is included in other assets.

Note 10 - Income Taxes

Income tax expense were as follows:

	2023	2022
Current tax payable	$550,293	$202,973
Deferred	298,142	1,007,225

	$848,435	$1,210,198

Gross deferred tax assets result primarily from the unrealized losses on available for sale securities, accumulated depreciation, stock compensation expense, OREO write-downs, accrued expenses, and net operating losses. Gross deferred tax liabilities result primarily from allowance for credit losses and Section 597 deferred gain on the acquisition from Towne Bank. Deferred taxes include the following amounts of deferred tax assets and liabilities at December 31, 2023 and 2022:

	2023	2022
Deferred tax assets	$4,425,357	$3,635,126
Deferred tax liabilities	(1,840,803)	(1,023,496)
Net deferred tax asset	$2,584,554	$2,611,630

The effective tax rate differs from the federal statutory rate primarily due to the valuation allowance and valuation allowance reversal.

33

A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. For the years ended December 31, 2023 and 2022, management believes that it is more likely than not that it will realize the above deferred tax assets in future years; therefore, no valuation allowance has been provided against its deferred tax assets.

Note 11 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total, Tier 1 and CET1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, at December 31, 2023 and 2022, that the Bank meets all capital adequacy requirements.

As of December 31, 2023 and 2022, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank’s category).

In 2019, the federal banking agencies jointly issued a final rule that provides for an optional, simplified measure of capital adequacy, the Community Bank Leverage Ratio framework (“CBLR framework”), for qualifying community banking organizations, consistent with Section 201 of the Economic Growth, Regulatory Relief, and Consumer Protection Act. The final rule became effective on January 1, 2020, and was elected by the Bank as of December 31, 2021. In April 2020, the federal banking agencies issued an interim final rule that makes temporary changes to the CBLR framework, pursuant to Section 4012 of the CARES Act, and a second interim final rule that provides graduated increases in the CBLR requirement after the expiration of the temporary changes implemented pursuant to Section 4012 of the CARES Act.

The CBLR removes the requirement for qualifying banking organizations to calculate and report risk-based capital but rather only requires a Tier 1 to average assets (leverage) ratio. Qualifying banking organizations that elect to use the CBLR framework and that maintain a leverage ratio of greater than required minimums will be considered to have satisfied the generally applicable risk based and leverage capital requirements in the agencies’ capital rules and, if applicable, will be considered to have met the well capitalized ratio requirements for purposes of Section 38 of the Federal Deposit Insurance Act. Under the interim final rules, the CBLR minimum requirement is 8% as of December 31, 2020, 8.5% as of December 31, 2021, and 9% for calendar year 2022 and beyond. The interim rule allows for a two-quarter grace period to correct a ratio that falls below the required amount, provided that a bank maintains a leverage ratio of 7% as of December 31, 2020, 7.5% as of December 31, 2021, calendar year 2021, and 8% for calendar year 2022 and beyond.

Under the final rule, an eligible banking organization can opt out of the CBLR framework and revert back to the risk-weighting framework without restriction. At December 31, 2023, the Bank was a qualifying community banking organization as defined by the federal banking agencies and elected to measure capital adequacy under the CBLR framework.

34

The Bank’s actual and required capital amounts and ratios are presented below at December 31, 2023 and 2022 (amounts in thousands):

	Actual		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions (CBLR Framework)
	Amount	Ratio	Amount	Ratio
As of December 31, 2023

Common Equity Tier I (to risk-weighted assets)	$41,917	10.2%	$37,047	9.0%

As of December 31, 2022

Common Equity Tier I (to risk-weighted assets)	$37,877	10.3%	$29,016	9.0%

Note 12 - Loan Commitments

The company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, revolving credit lines and overdraft protection, and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

The contractual amounts of financial instruments with off-balance-sheet risk at year end were as follows:

	2023	2022
Unused commitments of extended credit	$58,745,443	$65,607,627

Since many commitments to make loans expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management’s credit evaluation of the borrower and may include commercial and residential real estate and other business and consumer assets.

Unfunded commitments under revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

Note 13 - Warrants

Prior to the Bank’s initial stock offering, the organizers, principally its current Board members, purchased stock to fund the costs associated with the Bank’s startup activities.

35

In connection with the capital raise in 2017, the Company issued one warrant for every five shares purchased. Warrants issued allowed for shares to be purchased at the offering amount for a period expiring in five years. 102,485 warrants were exercised during the years ending December 31, 2023, and 810,819 warrants were exercised during the year ended December 31, 2022. Warrants granted in the 2017 capital raise had an expiration date of December 31, 2022, however the board of directors of CBOA Financial, Inc. approved an extension of the expiration date to January 31, 2023 to allow for extended processing time for shareholders who intended to exercise their options. 59,250 shares expired unexercised on January 31, 2023.

The Company had 0 and 161,735 stock warrants outstanding as of December 31, 2023 and 2022, respectively.

Note 14 - Fair Value of Assets and Liabilities

The Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimate of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value accounting guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

In accordance with this guidance, the Company groups its financial assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets are traded, and the reliability of the assumptions used to determine fair value.

•	Level 1: Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

•	Level 2: Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.
•	Level 3: Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities may include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.
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A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following table sets forth assets and liabilities measured at fair value on a recurring basis at December 31, 2023 and 2022:

December 31, 2023	Carrying Value	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Securities available-for-sale
Commercial mortgage backed securities	$22,110,752	$—	$22,110,752	$—
Residential collateralized mortgage obligations	25,766,355	—	25,766,355	—
U.S. Government and federal agency	8,548,790	—	8,548,790	—
Corporate bonds	1,271,730	—	1,271,730	—

	$57,697,627	$—	$57,697,627	$—

December 31, 2022	Carrying Value	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Securities available-for-sale
Commercial mortgage backed securities	$21,096,347	$—	$21,096,347	$—
Residential collateralized mortgage obligations	36,478,498	—	36,478,498	—
U.S. Government and federal agency	6,589,428	—	6,589,428	—
Corporate bonds	1,332,259	—	1,332,259	—

	$65,496,532	$—	$65,496,532	$—
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Fair values for securities available-for-sale investments are based on quoted market prices, if available, and are classified within Level 1 of the valuation hierarchy. For those securities available-for-sale investments where quoted prices are unavailable, fair values are calculated based on market prices of similar securities and, therefore, are classified as Level 2 within the valuation hierarchy.

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

December 31, 2023	Carrying Value	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Individually evaluated loans	$4,993,980	$—	$—	$4,993,980
Other real estate	—	—	—	—

December 31, 2022

Impaired loans	$2,243,707	$—	$—	$2,243,707
Other real estate	3,122	—	—	3,122

Individually evaluated loans and Impaired loans: The fair value of individually evaluated loans and impaired loans with specific allocations of the allowance for credit losses is generally based on recent real estate appraisals, discounted cash flows, or other valuations of underlying collateral. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available, as well as management may make adjustments to other collateral valuations. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

Other real estate owned: Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

Under certain circumstances the Company may make adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. The Company only had Level 3 financial assets measured at fair value on a nonrecurring basis, which is summarized below:

	2023	2022	Valuation Technique(s)	Unobservable Inputs	Average
Individually evaluated loans and Impaired loans	$4,993,980	$2,243,707	Collateral valuation and discounted cash flows	Discount from market valuation	10%

Other real estate owned	$—	$3,122	Collateral valuation	Discount from market valuation	10%
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The carrying amounts and estimated fair values of financial instruments are as follows:

December 31, 2023	Carrying Amount	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Financial assets
Cash and due from financial institutions	$45,336,008	$45,336,008	$—	$—
Securities available-for-sale	57,697,627	—	57,697,627	—
Federal Home Loan Bank stock	1,695,000	1,695,000	—	—
Loans, net	320,774,489	—	—	322,089,000
Accrued interest receivable	1,467,372	1,467,372	—	—
Financial liabilities
Deposits	339,765,420	—	—	309,037,747
Subordinated debentures	5,155,000	—	—	5,155,000
Borrowings from Federal Reserve Bank	35,938,028	—	—	35,989,000
Borrowings from Federal Home Loan Bank	15,000,000	—	—	15,021,000
Accrued interest payable	1,426,130	1,426,130	—	—

December 31, 2022	Carrying Amount	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Financial assets
Cash and due from financial institutions	$16,692,323	$16,692,323	$—	$—
Securities available-for-sale	65,496,532	—	65,496,532	—
Federal Home Loan Bank stock	1,269,200	1,269,200	—	—
Loans, net	277,303,508	—	—	281,326,000
Accrued interest receivable	1,170,669	1,170,669	—	—
Financial liabilities
Deposits	305,442,897	—	—	237,014,000
Subordinated debentures	5,155,000	—	—	5,155,000
Borrowings from Federal Reserve Bank	—	—	—	—
Borrowings from Federal Home Loan Bank	26,050,000	—	—	26,030,000
Accrued interest payable	79,695	79,695	—	—

Note 15 - Stock-Based Compensation

On March 17, 2022, the stockholders of the Company approved the 2022 Omnibus Incentive Plan. The aggregate number of shares of common stock reserved and available for issuance under the Plan is 600,000 shares. As of December 31, 2023 and 2022, 78,015 and 46,710 shares had been granted under the plan, respectively. Total stock-based compensation recognized for the years ended December 31, 2023 and 2022 was $83,989 and $142,000, respectively. The Company has 475,285 and 553,290 shares available for grant as of December 31, 2023 and 2022, respectively.

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Restricted Common Stock Awards

	December 31, 2023		December 31, 2022
	Number of Shares	Weighted Average Grant Price	Number of Shares	Weighted Average Grant Price
Restricted Shares

Unvested and outstanding at beginning of year	—	$—	—	$—
Granted	78,015	2.96	46,710	3.04
Vested	(28,382)	2.96	(46,710)	3.04
Forfeited	—	—	—	—

Unvested and outstanding at end of period	49,633	$2.96	—	$—

Subsequent to December 31, 2023, the Company granted 77,801 restricted shares with a weighted average grant price of $2.40. 24,816 restricted shares vested subsequent to December 31, 2023 and 102,618 restricted shares accelerated vesting due to business combination with Bancorp 34, Inc. as noted in Note 1.

Note 16 - Earnings Per Share

The following table is a summary of the calculation of earnings per share as of December 31:

	2023	2022
Net Income	$2,426,143	$3,462,240

Basic earnings per share
Weighted average shares outstanding	10,339,930	9,645,508

Effect of dilutive securities
Stock warrants	—	161,735
Unvested restricted stock shares	49,633	—

Diluted earnings per share
Weighted average shares outstanding	10,389,563	9,807,243

Per share amount
Basic earnings	$0.23	$0.36
Diluted earnings	$0.23	$0.35

Note 17 - Condensed Financial Information - Parent Company Only

The following condensed balance sheets as of December 31, 2023 and 2022, and condensed statements of operations and cash flows for the years ended December 31, 2023 and 2022, for CBOA Financial, Inc. should be read in conjunction with the accompanying consolidated financial statements and the notes thereto.

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Condensed Balance Sheets

	December 31, 2023	December 31, 2022
Assets

Cash and cash equivalents	$33,693	$844,288
Investment in subsidiary	36,914,368	32,838,267
Other assets	971,447	674,892
Total assets	$37,919,508	$34,357,447
Liabilities and Stockholders’ Equity
Liabilities:
Subordinated debentures	$5,155,000	$5,155,000
Accrued interest payable and other liabilities	103,757	190,096
Total liabilities	5,258,757	5,345,096
Total stockholders’ equity	32,660,751	29,012,351
Total liabilities and stockholders’ equity	$37,919,508	$34,357,447

Statements of Operations

	December 31, 2023	December 31, 2022
Interest income	$10,818	$4,688
Total interest expense	364,014	181,200
Net interest expense	(353,196)	(176,512)
Non-interest expense	786,278	71,182
Net loss before benefit for income taxes equity in undistributed income of	(1,139,474)	(247,694)
Benefit for income taxes	296,555	64,153
Net loss before equity in undistributed	(842,919)	(183,541)
Equity in undistributed income of subsidiaries	3,269,062	3,645,781
Net income	$2,426,143	$3,462,240
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Statements of Cash Flows

	Years Ended
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities:
Net income	$2,426,143	$3,462,240
Adjustments to reconcile net income to net cash used in operating activities:
Deferred tax asset	(296,555)	(64,153)
Adjustments to reconcile net income to net cash used in operating activities - Equity in undistributed income of subsidiary	(3,069,062)	(3,645,781)
Net change in:
Accrued interest payable and other liabilities	(86,339)	219,686
Net Cash Used in Operating Activities	(1,025,813)	(28,008)
Cash Flows from Investing Activities:
Investment in subsidiary	—	(1,250,000)
Net Cash Used in Investing Activities:	—	(1,250,000)
Cash Flows from Financing Activities:
Proceeds from exercise of stock warrants	215,219	1,702,721
Net Cash Provided by Financing Activities	215,219	1,702,721
Net Change in Cash and Cash Equivalents	(810,595)	1,674,713
Cash and Cash Equivalents at Beginning of Period	844,288	419,575
Cash and Cash Equivalents at End of Period	$33,693	$844,288

Note 18 - Other Comprehensive Income (Loss)

The following tables show the tax effects allocated to each component of other comprehensive income (loss) for the years ended December 31, 2023 and 2022:

	Years ended
	December 31, 2023			December 31, 2022
	Before-Tax Amount	Tax Benefit (Expense)	Net-of-Tax Amount	Before-Tax Amount	Tax Benefit (Expense)	Net-of-Tax Amount
Unrealized gain (losses) on securities:
Net unrealized gains (losses) arising during the period	$1,245,679	$(322,631)	$923,048	$(7,410,668)	$1,919,363	$(5,491,305)
Other comprehensive income (loss)	$1,245,679	$(322,631)	$923,048	$(7,410,668)	$1,919,363	$(5,491,305)
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The changes in the accumulated balances for each component of other comprehensive income (loss), net of tax for the years ended December 31, 2023 and 2022 were as follows:

	Unrealized Gains (Losses) on AFS Securities	Other Accumulated Comprehensive Income (Loss), net of tax
Beginning Balance, January 1, 2022	$(606,502)	$(434,127)
Year-to-date other comprehensive loss	(7,410,668)	(5,491,305)
Ending balance, December 31, 2022	$(8,017,170)	$(5,925,432)
Current year-to-date other comprehensive income	$1,245,679	$923,048
Ending balance, December 31, 2023	$(6,771,491)	$(5,002,384)
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